                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-07205, 333-07207, 333-07211, 333-07213,
333-52295, 333-82131, 333-95401, 333-38140, 333-38142, 333-38144, and 333-61628)
of SS&C Technologies, Inc. of our report dated January 10, 2002 relating to the financial statements of Digital Visions (formerly a business unit of Netzee, Inc.), which appears in Amendment No. 1 to the Current Report on Form 8-K/A of SS&C Technologies, Inc. dated November 15, 2001.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-07205, 333-07207, 333-07211, 333-07213,
333-52295, 333-82131, 333-95401, 333-38140, 333-38142, 333-38144, and 333-61628)
of SS&C Technologies, Inc. of our report dated January 10, 2002 relating to the financial statements of Digital Visions, Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of SS&C Technologies, Inc. dated November 15, 2001.





/s/ PricewaterhouseCoopers LLP
-------------------------------

PricewaterhouseCoopers LLP
Hartford, Connecticut
January 28, 2002